Exhibit 99.1

      March 15, 2006
      John Lowber, (907) 868-5628; jlowber@gci.com
      Bruce Broquet, (907) 868-6660; bbroquet@gci.com
      David Morris, (907) 265-5396; dmorris@gci.com

      FOR IMMEDIATE RELEASE

                GCI ANNOUNCES CORRECTION OF PREVIOUSLY ANNOUNCED
                             2005 FINANCIAL RESULTS

      ANCHORAGE, AK -- GCI (NASDAQ:GNCMA) announced today an adjustment in the amount of $1.3 million that reduces previously announced 2005 annual and fourth quarter revenues. The adjustment, net of $0.5 million of deferred income taxes, will reduce net income by $0.8 million. On September 1, 2005, GCI implemented a complex conversion to a new unified billing and provisioning system across multiple segments and products. The adjustment is due, in part, to certain configuration errors made to the new system for credits and other adjustments issued to customers that were undetected by the company prior to the end of 2005. The adjustment also includes the effect of credits and adjustments issued subsequent to December 31, 2005 which pertained to accounts receivable balances recorded as of year end.

      The errors were identified after the company's normal financial press release was issued and conference call was held on March 2, 2006. The appropriate adjustments are reflected in the company's 2005 Annual Report on Form 10-K that will be filed timely on Thursday, March 16, 2006. The company further determined that because the configuration error was undetected as of December 31, 2005 the matter constitutes a material weakness in the company's internal control over financial reporting pursuant to rules mandated by Section 404 of the Sarbanes-Oxley Act of 2002. The internal control deficiency is being remediated, and GCI does not expect to report any further material adjustments as a result of this deficiency.

      The 2005 Annual Report on Form 10-K will report net income of $20.8 million, diluted earnings per share of $0.37 and revenues of $443.0 million. The company previously reported 2005 net income of $21.6 million, diluted earnings per share of $0.38 and revenues of $444.3 million.

      GCI revised its reported fourth quarter 2005 net income to $8.6 million, earnings per diluted share to $0.16 and revenues to $112.1 million. The company previously reported fourth quarter 2005 net income of $9.4 million, earnings per diluted shares of $0.17 and revenues of $113.4 million.

      Earnings before interest, taxes, depreciation and amortization (EBITDA) for 2005 total $150.7 million, as adjusted to exclude $2.8 million in expenses from the early extinguishment of debt. GCI previously reported 2005 EBITDA of $152.0 million, as adjusted to exclude the expense from the early extinguishment of debt. Fourth quarter EBITDA totals $42.9 million as compared to $44.2 million previously reported for the fourth quarter of 2005. The attached schedule contains a reconciliation of EBITDA to net income.

      GCI reaffirms previously announced financial guidance for revenues of $450 million to $460 million and EBITDA of $150 million to $154 million for the year 2006. First quarter revenues are still expected to be in the range of $112 million to $114 million and EBITDA is expected to exceed $37 million. The company's plan to repurchase up to $20 million of its stock during the first half of 2006, subject to market conditions and the company's financial performance, remains unchanged. The purchases will comply with the restrictions of Securities Exchange Commission Rule 10b-18.

      GCI will hold a conference call to discuss changes to the 2005 results, including the fourth quarter, on Wednesday, March 15, 2006 beginning at 3:15 p.m. (Eastern). To access the briefing on March 15, call the conference operator between 3:00 p.m. and 3:15 p.m. (Eastern) at 877-918-6632. (International callers should dial 210-234-0028) and identify your call as "GCI." In addition to the conference call, GCI will make available net conferencing. To access the call via net conference, log on to www.gci.com and follow the instructions. The call will be archived online for two weeks. A replay of the call will be available at 5 p.m. (Eastern) for 72-hours by dialing 800-756-4244, access code 7461 (International callers should dial 203-369-3015.)

      GCI is the largest Alaska-based and operated integrated telecommunications provider. A pioneer in bundled services, GCI provides local, wireless, and long distance telephone, cable television, Internet and data communication services throughout Alaska. More information about the company can be found at www.gci.com.

      The foregoing contains forward-looking statements regarding the company's expected results that are based on management's expectations as well as on a number of assumptions concerning future events. Actual results might differ materially from those projected in the forward looking statements due to uncertainties and other factors, many of which are outside GCI's control. Additional information concerning factors that could cause actual results to differ materially from those in the forward looking statements is contained in GCI's cautionary statement sections of Form 10-K and 10-Q filed with the Securities and Exchange Commission.


                                      # # #

General Communication, Inc.
Non-GAAP Financial Reconciliation Schedule
(Unaudited, Amounts in Millions)

                                                     Three Months Ended
                                                      December 31, 2005
                                                    --------------------
   EBITDA (Note 1)                                  $       42.9
   Depreciation and amortization expense                   (19.6)
                                                    --------------------
         Operating income                                   23.3
                                                    --------------------

   Other income (expense):
       Interest expense                                     (8.4)
       Amortization and write-off of loan and
         senior notes fee expense                           (0.2)
       Interest income                                       0.1
                                                    --------------------
         Other expense, net                                 (8.5)
                                                    --------------------

         Net income before income taxes                     14.8

   Income tax expense                                       (6.2)
                                                    --------------------
           Net income                              $         8.6
                                                    ====================

                                                        Year Ended
                                                       December 31,
                                                       2005(Note 3)
                                                    --------------------
   EBITDA, as adjusted (Note 2)                    $       150.7
   Loss on termination of capital lease                     (2.8)
                                                    --------------------
   EBITDA (Note 1)                                         147.9
   Depreciation and amortization expense                   (74.1)
   Loss on termination of capital lease                      2.8
                                                    --------------------
         Operating income                                   76.5
                                                    --------------------

   Other income (expense):
       Interest expense                                    (34.1)
       Loss on termination of capital lease                 (2.8)
       Amortization and write-off of loan and
         senior  notes fee expense                          (3.4)
       Interest income                                       0.6
                                                    --------------------
         Other expense, net                                (39.7)
                                                    --------------------

         Net income before income taxes                     36.8

   Income tax expense                                      (16.0)
                                                    --------------------
           Net income                              $        20.8
                                                    ====================

Notes:
(1) EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) is the sum of Net Income, Interest Expense, Amortization and Write-off of Loan and Senior Notes Fees, Interest Income, Income Tax Expense, and Depreciation and Amortization Expense. EBITDA is not presented as an alternative measure of net income, operating income or cash flow from operations, as determined in accordance with accounting principles generally accepted in the United States of America. GCI's management uses EBITDA to evaluate the operating performance of its business, and as a measure of performance for incentive compensation purposes. GCI believes EBITDA is a measure used as an analytical indicator of income generated to service debt and fund capital expenditures. In addition, multiples of current or projected EBITDA are used to estimate current or prospective enterprise value. EBITDA does not give effect to cash used for debt service requirements, and thus does not reflect funds available for investment or other discretionary uses. EBITDA as presented herein may not be comparable to similarly titled measures reported by other companies.

(2) EBITDA (as defined in Note 1 above) before deducting Loss on Termination of Capital Lease.

(3) Due to rounding, totals in this column may not agree to the sum of the reported activity.